SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 1996



                  BEVERLY HILLS MEDICAL OFFICE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)



      Delaware              		  33-12791  		95-4098476
(State or other jurisdiction            (Commission           (IRS Employer
   of incorporation)                    File Number)       Identification No.)



3 World Financial Center, 29th Floor New York, NY
ATTN: Andre Anderson                                              10285
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code (212) 526-3237

Item 5. Other event:

On February 14, 1996, based upon, among other things, the advice of Partnership counsel, Skadden, Arps, Slate, Meagher & Flom, the General Partner, on behalf of the Partnership, adopted a resolution that states, among other things, if an actual, potential or threatened Change of Control (as defined below) occurs, the General Partner may pay out to partners that amount of the Partnership's cash balances not required for its ordinary course day-to-day operations. For purposes of the resolution, "Change of Control" means the acquisition of, or offer or proposal to acquire, by any third person, pursuant to one or more of a tender offer, open market purchase or privately negotiated purchase, any equity security of the Partnership, if after the acquisition thereof the third party would, directly or indirectly, be a beneficial owner of more than 10% of any class of the issued and outstanding equity securities of the Partnership; provided, however, that any acquisition of equity securities of the Partnership approved in advance by the General Partner shall not constitute a Change of Control. In determining the amount of the distribution, the General Partner may take into account all material factors, including without limitation, the cash needs and liabilities of the Partnership, advice of counsel and the proposed per unit acquisition price.
 In addition, the Partnership will not be obligated to make any distribution to any partner, and no partner will be entitled to receive any distribution, until the General Partner has declared the distribution and established a record date and distribution date for the distribution.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BEVERLY HILLS MEDICAL OFFICE PARTNERS, L.P.
                    Registrant

            By:     MEDICAL OFFICE PROPERTIES INC.
                    General Partner


                     By: /s/ Rocco Andriola           Date: February 29, 1996

                     Name:   Rocco Andriola
                     Title:  Director, President, and Chief Financial Officer